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                                                                    EXHIBIT 10.8


                  CROSSTIE PURCHASE OPTION AND LOAN AGREEMENT

     THIS PURCHASE OPTION AND LOAN AGREEMENT ("Agreement"), dated as of December 29, 1995, is by and between TIETEK, INC., a Texas corporation ("Borrower"), NORTH AMERICAN TECHNOLOGIES GROUP, INC., a Delaware corporation ("NATK"), and each of WILLIAM T. ALDRICH, J. DENNY BARTELL and HENRY W. SULLIVAN (Messrs. Aldrich, Bartell and Sullivan collectively referred to herein as the "TIETEK Owners").

                                   RECITALS:

     Borrower desires to borrow from NATK, and NATK desires to lend to Borrower, certain funds to be used by Borrower exclusively for expenses incurred or to be incurred in connection with the commercial development of railroad crosstie technology as set out on a budget referred to below. In exchange for NATK's agreement to lend the amounts described below, the TIETEK Owners agree to grant to NATK the Crosstie Purchase Option, as defined below, upon the terms and conditions of this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                  ARTICLE ONE
                               THE CROSSTIE LOAN

     1.1  THE CROSSTIE LOAN.

     (a) The Crosstie Loan and Crosstie Note. Upon the terms and subject to the conditions of this Agreement, NATK hereby agrees to lend to Borrower from time to time up to $1,500,000.00 pursuant to this Agreement. Such loan (the "Crosstie Loan") shall be evidenced by the execution and delivery by Borrower and the TIETEK Owners of that certain Promissory Note, Security Agreement and Pledge, in the form of EXHIBIT A, attached hereto and made a part hereof (the "Crosstie Note"). The parties acknowledge that certain amounts have already been advanced by NATK to Borrower as reflected on the Crosstie Note in the form of Exhibit A, and that the amounts advanced thereunder are to be treated for all purposes as loaned and borrowed pursuant to the terms of this Agreement, including without limitation the Crosstie Note. Notwithstanding anything in this Agreement or in the Crosstie Note to the contrary, no TIETEK Owner shall be individually responsible or liable for the payment or performance of Borrower's obligations under the Crosstie Note to pay any amount of principal, interest or other payment to NATK, except to the extent of the security interest, lien and pledge of the TIETEK Owner's Collateral (as defined in the TIETEK Note) granted or to be granted by such TIETEK Owner pursuant to the TIETEK Note, and NATK agrees that its sole recourse against any TIETEK Owner in connection with such payment or performance of Borrower's obligations shall be limited to the extent of such security interest, lien and pledge of such TIETEK Owner's Collateral granted or to be granted by such TIETEK Owner pursuant to the TIETEK Note.

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     (b) The Crosstie Budget.  Attached hereto as EXHIBIT B and made a part hereof is an initial budget prepared by Borrower setting out all currently intended needs and initial uses of funds for the operation of the Crosstie Business (as defined in Section 3.2(b) hereof) during the Crosstie Advance Period (as defined below in Section 1.2(a) hereof).

          (i) Not less than quarterly, and at such times as either Borrower or NATK shall reasonably request, Borrower shall present to NATK additional, revised budgets addressing specific business objectives of TIETEK and other business developments and new information affecting TIETEK and its business, and Borrower and NATK shall jointly review and revise such budget as appropriate, all as Borrower and NATK shall reasonably agree. Without limiting the generality of the foregoing, the parties agree that anticipated and actual revenues of Borrower shall not reduce NATK's obligations to fund the Crosstie Loan; provided, however, that the parties anticipate that any such revenues will be a factor in the budgeting process and, in particular, the cash flow analysis used to develop and revise a budget. Each party agrees to carry out its obligations under this clause (i) promptly and in good faith.

          (ii) In the event that, after using good faith efforts to resolve any disagreements the parties may have with respect to any budget, NATK does not approve of such budget (and regardless of whether such failure to approve of the budget is based upon NATK's good faith disagreement or disapproval of any material proposed expenditure, NATK's good faith belief that the Crosstie Business will not reasonably be expected to develop into an economically viable enterprise unless more than $1.5 million is invested in the Crosstie Business, or any other legitimate business reason), NATK shall not have any obligation to fund additional Crosstie Advances. The budget referred to in this clause (b), as revised and supplemented from time to time in accordance with the provisions of this clause (b), is referred to in this Agreement as the "Crosstie Budget."

     1.2  PROCEDURE FOR FUNDING CROSSTIE ADVANCES.

     (a) Documents, Etc. Borrower may request, from time to time during the period beginning on the date of this Agreement and continuing until the second anniversary of the date hereof (the "Crosstie Advance Period"), that NATK fund an advance (a "Crosstie Advance") under the Crosstie Loan, and NATK agrees to fund such advance upon the receipt by NATK of:

          (i) Schedule 1 to the Crosstie Note, duly executed by Borrower, which shall evidence all prior Crosstie Advances made under the Crosstie Loan and the then-proposed Crosstie Advance;

          (ii) such documentation as NATK may reasonably request which shall evidence the particular uses of the funds to be included in the requested Crosstie Advance; and

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          (iii)  such documentation as NATK may reasonably request which shall evidence the application of funds provided pursuant to all prior Crosstie Advances in accordance with the Crosstie Budget (as defined below).

     (b) Crosstie Advance Funding. Each Crosstie Advance shall be made within five (5) business days of the date that NATK receives the documents referred to in clause (a) above and the other conditions set out in clause (c) of this Section have been fulfilled.

     (c) Conditions to Funding Obligations. It shall be a condition to the obligation of NATK to fund each Crosstie Advance that:

          (i) at the time of such Crosstie Advance, a Crosstie Budget shall be in place that was prepared and approved in accordance with the provisions of
Section 1.1(b) of this Agreement;

          (ii) at all times prior to the funding of such Crosstie Advance, Borrower shall have complied in all material respects with all of its covenants and agreements set out in this Agreement (except as Borrower and NATK shall otherwise agree in writing); and

          (iii) at the time of such funding, NATK shall have sufficient resources to permit it to fund such Crosstie Advance and to fund its other financial obligations, in each such case, and such funding shall not result in NATK violating any financial covenants or agreements by which NATK or any of its assets are then bound, all as determined in the reasonable, good faith judgment of NATK.

     (d) How Crosstie Advance is to be Funded. Upon the fulfillment of the conditions described in clause (c) above, NATK shall apply the amounts to be funded pursuant to a Crosstie Advance, such application to be made, at the option of NATK, either (i) by advancing such amounts to Borrower for payment to the various third parties entitled thereto the various expenses and other amounts due such parties (as evidenced by the documents submitted by Borrower to NATK in requesting such Crosstie Advance) or (ii) by directly paying in a prompt manner to such third parties such expenses and other amounts due such parties (as evidenced by the documents submitted by Borrower to NATK in requesting such Crosstie Advance, and as directed by Borrower) for the account of Borrower. Copies of the disbursement payments (or reasonable evidence thereof) shall be made available to both parties at all times. For purposes of the Crosstie Note, interest shall be deemed to begin to accrue from the date NATK issues and mails (or delivers to Borrower) a check or otherwise makes such payment with respect to an amount paid from a Crosstie Advance.

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                                  ARTICLE TWO
                            CROSSTIE PURCHASE OPTION

     2.1 GRANT OF CROSSTIE PURCHASE OPTION. Each TIETEK Owner hereby grants to NATK a right and option (the "Crosstie Purchase Option") to purchase all of the shares of capital stock of Borrower currently existing or at any time hereafter outstanding (the "TIETEK Shares") that are owned by such TIETEK Owner, upon the terms and conditions of this Article Two.

     2.2 CROSSTIE PURCHASE OPTION PERIOD. NATK may exercise the Crosstie Purchase Option herein granted by delivering written notice to the TIETEK Owners (and the Escrow Agent, if any, as defined below) at any time after the date hereof and until the second anniversary date of the date hereof, subject to extension as provided in Section 2.4 hereof. The period during which such written notice may be given (including any extensions thereof) is referred to herein as the "Crosstie Purchase Option Period." Notwithstanding anything herein to the contrary, the Crosstie Purchase Option may not be exercised at any time that the 90 Day Note (as defined in the Asset Purchase Agreement that is referred to in the Crosstie Note) is outstanding, or is not otherwise paid in full. In the event such written notice is not delivered during the Crosstie Purchase Option Period, the Crosstie Purchase Option shall automatically expire and be of no further force or effect. The date NATK delivers such notice is referred to herein as the "Option Date." Such written notice shall specify a time, which shall be not more than 45 days after the Option Date, and place in Houston, Texas for the consummation and closing of the exercise of the Crosstie Purchase Option (the "Option Closing"). In the event that NATK does not exercise the Crosstie Purchase Option, then upon the request of the Borrower, NATK agrees promptly to deliver to the Borrower a copy of all accounting, payroll and other records (and all supporting documentation) then in its possession relating to the performance by NATK of the accounting, payroll and other functions described in Section 3.2(d)(iii) of this Agreement.

     2.3  OPTION CLOSING.  At the Option Closing:

     (a) The TIETEK Owners shall (either directly or pursuant to the terms of the Escrow Agreement, if any, as defined below) sell, transfer, convey, assign and deliver to NATK all outstanding shares of capital stock of the Borrower (including all of the TIETEK Shares), free and clear of all liens, claims, charges, pledges or interests of any other kind or nature;

     (b) NATK shall execute and deliver to the TIETEK Owners (or their designees) that certain TIETEK Royalty Agreement substantially in the form of EXHIBIT C, attached hereto and made a part hereof, together with such amendments and modifications thereto as the TIETEK Owners and NATK shall mutually agree; and

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     (c) NATK shall also release its security interest in, lien on and pledge of any of the Collateral (including without limitation the pledged shares of NATK capital stock, if any) to the extent that such security interest, lien and pledge was granted in order to secure payment of Borrower's obligations under the Crosstie Note.

     2.4  EXTENSION OF CROSSTIE PURCHASE OPTION PERIOD.

     (a) NATK may extend the Crosstie Purchase Option Period for one additional year (i.e., until the third anniversary of the date hereof) if, prior to the second anniversary of the date hereof, NATK has funded the full amount of the Crosstie Loan (i.e., $1,500,000).

     (b) If NATK has not funded any amount requested (up to the full amount) of the Crosstie Loan, then NATK may, at its option, extend the Crosstie Purchase Option Period for one additional year if, and only if:

          (i) Either (x) Borrower did not request funding of an amount (up to the full amount) of the Crosstie Loan or (y) Borrower or one or more of the TIETEK Owners have failed to fulfill any of such party's obligations under this Agreement or the Crosstie Note, and such failure would reasonably be expected to have a material adverse effect on the business or financial condition of the Borrower or on NATK's ability to receive the benefits of having exercised the Crosstie Option; provided, however, that in order for NATK to extend the Crosstie Option for such additional year pursuant to the provisions of this clause (y), NATK shall have given written prompt notice of any such failure and shall use its good faith efforts to resolve any dispute or matter that arises in connection with such failure; and/or

          (ii) At the second anniversary date hereof, there is no unresolved material disagreement between NATK and Borrower regarding the legitimate need for further funding (up to the full amount) of the Crosstie Loan to assure the timely commercialization of the Crosstie Business; provided, however, that if Borrower believes, at any time prior to or at such second anniversary, that there is such a disagreement, it shall give NATK prompt written notice thereof, and both parties agree to use good faith efforts, and to act reasonably, in connection with the determination of the matters described in this clause (ii) and the resolution of any such disagreement.

     (c) NATK's election to extend the Crosstie Purchase Option Period as provided in this Section 2.4 shall be evidenced by its written notice to Borrower of such election, such notice to be delivered either (i) if the Crosstie Loan has been fully funded, then at any time after the Crosstie Loan has been fully funded, but not later than the second anniversary of the date hereof, or (ii) if the Crosstie Loan has not been fully funded but NATK is nonetheless entitled to exercise such election pursuant to the terms of this
Section 2.4, then at any time during the period beginning on the sixtieth (60th)

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day before the second anniversary of the date hereof and ending on the second anniversary.

     (d) The provisions of this Section 2.4 shall relate exclusively to the provisions of this Agreement governing the extension of the Crosstie Purchase Option Period and no other purpose.

     2.5 ADDITIONAL OBLIGATIONS RELATING TO PERFECTION OF PLEDGE OF SHARES. Each of the TIETEK Owners agrees to cause the certificate or certificates representing his shares of capital stock of Borrower, together with a stock power executed in blank, to be delivered to an escrow agent ("Escrow Agent"), pursuant to an escrow agreement ("Escrow Agreement") reasonably satisfactory in form and substance to NATK and the TIETEK Owners. Such Escrow Agent shall hold such documents and instruments as security for the Crosstie Note pursuant to the terms and provisions of this Agreement and the Crosstie Note, except as otherwise expressly amended by such Escrow Agreement or the Asset Purchase Agreement (as that term is defined in the Crosstie Note). Prior to the occurrence of an event of default under the Crosstie Note, NATK shall have no rights to vote any of such shares or to take any other action or receive any other benefits with respect to such shares, except as provided in the Crosstie Note.

                                 ARTICLE THREE
                   REPRESENTATIONS, WARRANTIES AND COVENANTS

     3.1 BORROWER'S AND TIETEK OWNER'S REPRESENTATIONS AND WARRANTIES. The Borrower and each TIETEK Owner, severally but not jointly, represent and warrant to NATK those representations and warranties set out in the Crosstie Note and as follows:

     (a) Organization. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. Borrower has all corporate power and authority to own and operate the Crosstie Business and all other assets it may own or acquire during the term of this Agreement. Borrower has delivered a true, correct and complete copy of its Articles of Incorporation and Bylaws, together with all amendments thereto, as in effect on the date hereof. Notwithstanding anything herein to the contrary, the representations made by a TIETEK Owner in this subsection (a) are limited to the current actual knowledge of the TIETEK Owner making such representation.

     (b) Capitalization; Ownership of Shares. The capital stock of Borrower consists solely of 200,000 shares of common stock, par value $.01 per share, of which only three shares have been issued, one to each of the three TIETEK Owners, which three shares constitute all of the TIETEK Shares. The TIETEK Shares have been duly authorized, validly issued, are fully paid and non-assessable. There are no other securities convertible into or exchangeable for shares of Borrower's capital stock or any

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options, warrants or other rights to acquire any shares of its capital stock.
Notwithstanding anything herein to the contrary, the representations made by Mr. Bartell in this subsection (b) are limited to his current actual knowledge.

     (c) Authorization. (i) The Borrower has full right, power and authority to execute, deliver and perform this Agreement and the Crosstie Note. All corporate, shareholder and other approvals required on the part of the Borrower, any TIETEK Owner or any other party in order for the Borrower or any TIETEK Owner to enter into and perform such party's obligations under this Agreement have been obtained on or before the date hereof. This Agreement and the Crosstie Note have been duly authorized by all necessary corporate action on behalf of the Borrower, and have been duly executed and delivered by Borrower. Each of this Agreement and the Crosstie Note constitutes the valid and binding obligation of the Borrower, enforceable against it in accordance with the respective terms thereof. There are no agreements restricting the ability of either the Borrower or any TIETEK Owner from entering into or performing such party's obligations under this Agreement.

          (ii) Each TIETEK Owner has duly executed and delivered this Agreement and any other document to be delivered by him in connection herewith, and this Agreement, and any such other document, constitute the valid and binding obligation of each TIETEK Owner enforceable against him in accordance with their respective terms.

Notwithstanding anything herein to the contrary, the representations made by a TIETEK Owner in this subsection (c), as they relate to any other TIETEK Owner or to the Borrower, are limited to the current actual knowledge of the TIETEK Owner making such representation.

     (d) Assets/Liabilities; No Operations. On the date hereof, the Borrower has no liabilities or obligations of any kind or nature other than the obligation to repay to NATK those Crosstie Advances made on or before the date hereof, and such other obligations as TIETEK has incurred in the normal course of pursuing the development and commercialization of the Crosstie Business, none of which violates any of the provisions of Section 3.2 (except to the extent of NATK's knowledge of the same on or before the date hereof). The Borrower has not conducted any business or other operations prior to the date hereof other than those operations relating to the Crosstie Business that NATK has been made aware of on or before the date hereof. Notwithstanding anything herein to the contrary, the representations made by a TIETEK Owner in this subsection (d) are limited to the current actual knowledge of the TIETEK Owner making such representation.

     3.2 BORROWER'S COVENANTS. The Borrower covenants and agrees with NATK as follows (except as NATK and Borrower shall otherwise agree in writing):

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     (a) Expense and Payment Information.  Until the earlier to occur of the payment in full of all obligations under the Crosstie Note or the exercise of the Crosstie Option, Borrower shall provide NATK in a timely manner all information reasonably required by NATK in order to pay any costs, expenses or other payments from the proceeds of a Crosstie Advance, and shall provide NATK with reasonable access during normal business hours to the books and records of the Borrower relating to the Crosstie Business.

     (b) Use of Proceeds of Crosstie Advances. The proceeds of all Crosstie Advances shall be use exclusively for expenses incurred or to be incurred in connection with the commercial development, production, manufacture, marketing and sale of railroad crosstie technology and business, including without limitation the production of the railroad crossties themselves (collectively, the "Crosstie Business"), as set out in the Crosstie Budget, as revised and supplemented from time to time in accordance with the provisions of Section 1.1(b) hereof. Upon the request of NATK, Borrower shall provide to NATK reasonable written documentation to evidence Borrower's compliance with the terms and provisions of this clause (b).

     (c) Ownership of Assets. Until the earlier to occur of the payment in full of all obligations under the Crosstie Note or the exercise of the Crosstie Option, all assets purchased with the proceeds of Crosstie Advances, and any and all other assets currently owned or acquired by Borrower during the term of this Agreement relating the Crosstie Business, shall be acquired in the name of Borrower, and Borrower shall remain the sole record and beneficial owner of all interests in and to such assets, free and clear of all liens, claims, pledges, security interest and charges, other than any of the same granted in favor of NATK or any of its affiliates.

     (d) Conduct of Business. During the Crosstie Purchase Option Period, Borrower (i) shall, subject to available funds, use its best efforts to develop, preserve and protect the Crosstie Business, including without limitation the Maker's Collateral (as defined in the Crosstie Note), and shall conduct its operations in accordance with sound business practices, (ii) shall not, without the prior consent of NATK (which consent shall not be unreasonably withheld), enter into any contract or commitment regarding the performance of any service or the delivery of any goods to or by Borrower that has a term of more than six
(6) months or that requirements the payment of more than $10,000 in the aggregate and (iii) shall permit NATK, at the option of NATK, to carry out all accounting, payroll and other functions relating to the payment and recording of all costs and expenses incurred by Borrower; provided, however, that NATK shall provide Borrower with access at all reasonable times to all of NATK's related records maintained in connection with NATK's performance of such accounting, payroll and other functions. In the event NATK elects to carry out such accounting, payroll and/or other functions, it may allocate to Borrower a reasonable amount per month to cover the costs of such functions, such amount not to exceed $2,000 per month. The terms of this Section 3.2(d) shall cease to apply upon the expiration of the Crosstie Purchase Option Period.

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     (e) Grant and Protection of Security Interest in Collateral.  Until the
earlier to occur of the payment in full of all obligations under the Crosstie Note or the exercise of the Crosstie Option, Borrower shall grant, maintain, preserve and protect the security interest, lien and pledge granted therein, and all rights and benefits with respect thereto, in favor of NATK with respect to Maker's Collateral (as defined in the Crosstie Note).

     (f) Capitalization; Certain Corporate Actions. During the Crosstie Purchase Option Period, Borrower shall not (i) issue any shares of capital stock, any securities convertible into or exchangeable for shares of its capital stock or any options, warrants or other rights to acquire any shares of its capital stock (except to reflect a transfer of shares of capital stock as expressly permitted by Section 3.3(a) below); (ii) amend its articles of incorporation or bylaws; (iii) merge with or consolidate into any other corporation or other entity; (iv) acquire any shares of capital stock or other evidences of ownership of any other entity; (v) execute any note, guaranty or any other evidence of an obligation for borrowed money, or otherwise become obligated for any other obligation for borrowed money or the payment of any sum or the performance of any other obligation, including without limitation any obligation incurred in connection with the purchase of equipment, inventory or other assets, if such note, guaranty or other obligation involves payments in excess of $10,000 or, in the aggregate with all other notes, guaranties and other obligations, in excess of $30,000 (provided, however, that NATK agrees that it will not unreasonably withhold its consent to any trade credit proposed to be entered into by Borrower in the ordinary course of Borrower's business in order to secure supplies, materials or equipment, if the terms of such trade credit are reasonably determined by both NATK and Borrower to be in the best interests of Borrower's business); (vi) make any dividend or other distribution, whether in cash, securities or otherwise, on or with respect to any shares of capital stock of Borrower or (vii) enter into any other transaction outside the ordinary course of business or unrelated to the Crosstie Business. The terms of this Section 3.2(f) shall cease to apply upon the expiration of the Crosstie Purchase Option Period.

     (g) Payment and Performance of the Crosstie Note. During the term of the Crosstie Note, Borrower shall pay all amounts of principal, interest and other payments, if any, that may come due thereunder in a timely manner, and shall perform all of its other obligations thereunder in accordance with the terms of the Crosstie Note.

     (h) Quarterly Meetings. During the term of this Agreement, Borrower agrees to meet not less than once during each quarter with representatives of NATK selected by NATK to discuss the results of operations and financial condition of the Crosstie Business.

     (i) Legend on Certificates. The Borrower agrees to cause the legend referred to in Section 3.3(d) hereof to be placed and maintained on all certificates representing the TIETEK Shares in accordance with the provisions of
Section 3.3(d) hereof.

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     (j) Federal Tax Election.  For all periods before and during the Crosstie
Purchase Option Period, the Borrower agrees (x) to make an election or elections under Section 174(b) of the Internal Revenue Code of 1986, as amended to date, or any successor provision, as NATK shall instruct (so long as such instruction is provided in a timely manner and such election is not illegal or unavailable for Borrower), with respect to qualifying research and experimental costs and expenditures and (y) for Federal income tax purposes, to treat such research and experimental costs and expenditures in accordance with such election.

     3.3 TIETEK OWNER'S COVENANTS. Each TIETEK Owner covenants and agrees severally but not jointly with NATK as follows (except as NATK and such TIETEK Owner shall otherwise agree in writing):

     (a) No Transfer of the TIETEK Shares; Certain Other Actions. Such TIETEK Owner shall not transfer any of the TIETEK Shares or any interest therein, except in accordance with the terms and provisions of this Agreement; provided, however, that NATK agrees that (i) any TIETEK Owner may transfer all or a portion of his TIETEK Shares to another TIETEK Owner or, upon NATK's receipt of reasonable documentation evidencing a transferee's agreement to be bound (as a TIETEK Owner) by the terms and provisions of this Agreement and the Crosstie Note, to any other party who is (on the date of this Agreement) GAIA Holdings, Inc., a Delaware corporation, Thor Ventures, L.C., a Texas limited liability company, a shareholder of GAIA Holdings, Inc., a member of Thor Ventures, L.C., a Texas limited liability company, or any trust of which one or more of such parties or their affiliates are the sole beneficiaries, or any affiliates of the foregoing, and (ii) upon NATK's receipt of reasonable documentation evidencing a transferee's agreement to be bound (as a TIETEK Owner) by the terms and provisions of this Agreement and the Crosstie Note, and so long as NATK's rights will not be impaired in any material respect (as determined in the reasonable, good faith judgment of NATK), a TIETEK Owner may transfer all or a portion of his TIETEK Shares to any other natural person. Such TIETEK Owner shall not take any action that would reasonably be expected either to result in a breach of any covenant or agreement of the Borrower or any TIETEK Owner set out in this Agreement or that would reasonably be expected to cause NATK not to receive the benefits and rights offered to it pursuant to this Agreement.

     (b) Grant and Protection of Security Interest in Collateral. Until the earlier to occur of the payment in full of all obligations under the Crosstie Note or the exercise of the Crosstie Option, such TIETEK Owner shall grant, maintain, preserve and protect the security interest, lien and pledge granted therein, and all rights and benefits with respect thereto, in favor of NATK with respect to the Collateral (as defined in the Crosstie Note) that is owned or under the control of such TIETEK Owner at any time.

     (c) Capitalization; Certain Corporate Actions. Without limiting the generality of the provisions of subsections (a) and (b) above, during the Crosstie Option Period,

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such TIETEK Owner shall not vote any of his TIETEK Shares in favor of, or take any other action that would result in (i) the Borrower's issuance of any shares of capital stock, any securities convertible into or exchangeable for shares of its capital stock or any options, warrants or other rights to acquire any shares of its capital stock (other than solely to evidence a transfer of shares as expressly permitted by the terms of this Agreement); (ii) any amendment to the Borrower's articles of incorporation or bylaws; (iii) the Borrower's merger with or consolidate into any other corporation or other entity; (iv) the Borrower's acquisition of any shares of capital stock or other evidences of ownership of any other entity; (v) the Borrower's execution of any note, guaranty or any other evidence of an obligation for borrowed money, or the Borrower's otherwise becoming obligated for any other obligation for borrowed money or the payment of any sum or the performance of any other obligation, including without limitation any obligation incurred in connection with the purchase of equipment, inventory or other assets, if such note, guaranty or other obligation involves payments in excess of $10,000 or, in the aggregate with all other notes, guaranties and other obligations, in excess of $30,000 (provided, however, that NATK agrees that it will not unreasonably withhold its consent to any trade credit proposed to be entered into by Borrower in the ordinary course of Borrower's business in order to secure supplies, materials or equipment, if the terms of such trade credit are reasonably determined by both NATK and Borrower to be in the best interests of Borrower's business); or (vi) the Borrower's entering into any other transaction outside the ordinary course of business or unrelated to the Crosstie Business.

     (d) Legend on Certificates. Such TIETEK Owner hereby consents to the placement of a legend or legends, in form and substance reasoanbly satisfactory to NATK and the Borrower, on each certificate representing his TIETEK Shares, which legend(s) shall reference the existence of the various obligations of such TIETEK Owner under this Agreement, such legend to be maintained on such certificate or certificates during the term of the Crosstie Note.

                                  ARTICLE FOUR
                                 MISCELLANEOUS

     4.1 NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows (or at such other address or facsimile number for a party as shall be specified by like notice):

     (a)  if to Borrower or any TIETEK
          Owner, at:                        with a copy to:

          TIETEK, Inc.                           Jeffrey Horowitz
          4710 Bellaire Blvd., Suite 301    Crain, Caton & James
          Bellaire, Texas 77401                  909 Fannin, Suite 3300
          Attention:  William T. Aldrich         Houston, Texas 77010
            and Henry W. Sullivan           Fax:  (713) 658-1921
          Fax:  (713) 661-1677
                                            and with a copy to:

                                            J. Denny Bartell
                                            808 Travis, Suite 1001
                                            Houston, Texas 77002

     (b)  if to NATK, at:

          North American Technologies Group, Inc.
          4710 Bellaire Blvd., Suite 301
          Bellaire, Texas 77401
          Attention:  Tim B. Tarrillion
          Fax:  (713) 662-3728

NATK may rely on any notice it receives in accordance with the above provisions that is signed by any President or Vice President of Borrower as a notice delivered to it by Borrower and the TIETEK Owners.

     4.2 TERM OF AGREEMENT. Except as otherwise provided herein or in any Exhibit hereto, this Agreement, and the rights and obligations set out herein, shall continue in full force and effect until all obligations under the Crosstie Note have been paid and performed in full, or otherwise forgiven or discharged by NATK.

     4.3  ENTIRE AGREEMENT; ASSIGNMENT; AND AMENDMENT.

     (a) This Agreement, including all Exhibits and Schedules hereto (which for all purposes, shall be deemed to be a part of this Agreement), constitutes the entire agreement among the parties with respect to its subject matter and supersedes all prior agreements and understandings, both written and oral, among the parties or any of them with respect to such subject matter.

     (b) This Agreement, including all rights (including without limitation the Crosstie Option) and obligations hereunder, shall not be assigned by operation of law or otherwise; provided, however, that subject to any approvals required by applicable law, NATK may assign its rights and obligations to any majority-owning or owned, direct or indirect, parent, subsidiary or subsidiaries of NATK, but no such assignment shall relieve NATK of its obligations under this Agreement.

     (c) This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

     4.4 BINDING EFFECT; BENEFIT. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Nothing in this Agreement is intended to confer on any person other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     4.5 HEADINGS. The descriptive headings of the articles, sections, subsections, Exhibits and Schedules of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

     4.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

     4.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Texas, without regard to the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

     4.8 ARBITRATION. In the event any party believes any other party hereto has committed a breach of any provision of this Agreement or such parties cannot agree on an interpretation of one or more of the provisions of this Agreement, such parties agree to first meet in Houston, Texas, and discuss the same, and attempt in good faith to resolve such matter. Any such matter, controversy or claim arising out of or relating to this Agreement, or the breach of any provision hereof, that cannot otherwise be resolved between the relevant parties in such a meeting and discussion shall be settled by arbitration in Houston, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon any award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction. Any award rendered may include an award of reasonable attorneys' fees, costs and expenses.

     4.9 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     4.10 CERTAIN DEFINITIONS.  As used herein:

     (a) "affiliate" shall have the meanings ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended to date (the "Exchange Act");

     (b) "business day" shall mean any day other than a Saturday, Sunday or a day on which federally chartered financial institutions are not open for business in the City of Houston, Texas; and

     (c) "subsidiary" shall mean, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which is owned directly or indirectly, or a majority of the board of directors of which may be elected, by such entity.

     IN WITNESS WHEREOF, each of the parties have caused this Agreement to be duly executed by or on behalf of such party, all as of the date first written above.


                              NORTH AMERICAN TECHNOLOGIES
                              GROUP, INC.

                              By: /s/ Tim B. Tarrillion

                                 Name: Tim B. Tarrillion

                                 Title: President



                              TIETEK, INC.

                              By: /s/ William T. Aldrich

                                 Name: William T. Aldrich

                                 Title: President



                              WILLIAM T. ALDRICH

                              /s/ William T. Aldrich
                              ____________________________________

                              J. DENNY BARTELL

                              /s/ J. Denny Bartell
                              ____________________________________



                              HENRY W. SULLIVAN

                              /s/ Henry W. Sullivan
                              ____________________________________

EXHIBIT A      Promissory Note, Security Agreement and Pledge
EXHIBIT B      Initial Crosstie Budget
EXHIBIT C      TIETEK Royalty Agreement

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